SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2004

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-23223	06-1331400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive, 11th Floor

New Haven, Connecticut 06511

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 401-3330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

On August 24, 2004, CuraGen and TopoTarget announced that they have signed a Clinical Trials Agreement (CTA) with the Division of Cancer Treatment and Diagnosis (DCTD) at the National Cancer Institute (NCI) for PXD101, a histone deacetylase (HDAC) inhibitor currently in Phase I clinical trials. Under the agreement, the NCI will sponsor several clinical trials evaluating the activity of PXD101, either alone or in combination with other anti-cancer therapies, for the treatment of solid and hematologic cancers. CuraGen licensed PXD101 from TopoTarget A/S and both companies are jointly developing PXD101 and additional HDAC inhibitors for use in oncology and other indications.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(c) The following exhibit is filed with this report:

Exhibit Number	Description

99.1	Press release of Registrant dated August 24, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION (Registrant)

Date: August 24, 2004	By:	/S/ DAVID M. WURZER
Name: David M. Wurzer Title: Executive Vice President and Chief Financial Officer